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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form S-1 of our reports relating to the following financial statements which appear in such Registration Statement.



Financial Statements                                        Date of Report
--------------------                                        --------------

Orius Corp. and Subsidiaries                                April 29, 1999
Channel Communications, Inc. f/k/a/ Kenya Corp.             April 29, 1999
U.S. Cable, Inc.                                            April 1, 1999
CATV Subscriber Services, Inc                               April 23, 1999
DAS-CO of Idaho, Inc.                                       May 3, 1999
Copenhagen Utilities and Construction, Inc.                 May 20, 1999
Texel Corporation                                           May 14, 1999


We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
May 28, 1999